Exhibit 10.8

Primo Water Corporation
Value Creation Plan

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Purpose of Plan

This Value Creation Plan (the “Plan”) is established to assist Primo Water Corp. (the “Company”) in attracting and retaining highly qualified executive officers and motivating such executive officers to serve the Company and expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to earn incentive compensation based on the achievement by the Company of pre-established performance goals, as provided herein:

Award Formula

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Equity/Cash Award issuance based on the Company’s achieving targets of at least $20MM in Adjusted EBITDA for fiscal 2013 and/or at least $25MM in Adjusted EBITDA for fiscal 2014.  Issuance to be an incentive pool of 2.5% of the market cap appreciation (excluding additional share issuances), with the allocation of the pool among Participants (defined below) to be recommended by the CEO and determined and approved by the Compensation Committee in its sole discretion.  Market cap appreciation would be determined based on the (i) the Company’s closing stock price on May 11, 2012, (ii) the number of shares outstanding on May 11, 2012, and (iii) the Company’s closing stock price on the date two trading days after public announcement of financial results for the fiscal year for which an award is being made.

o	Example for fiscal 2013:

▪	5/11/12 Share price at start	$1.60 (est)

▪	3/17/14 Achieve $20MM Adjusted EBITDA 2013

▪	3/19/14 (closing share price – two days after announcing results)	$7.00 (ex)

▪	Number of shares outstanding at 5/11/12	23,752,816

▪	Value created ($7.00 - $1.60 x shares) (thousands)	$128,265

▪	2.5% bonus pool of value created (thousands)	$3,207

▪	Bonus pool to be split among Participants

o	Example for fiscal 2014 - an additional bonus pool would be established and split among Participants in the same manner if the Company achieves $25MM EBITDA for 2014:

▪	5/11/12 Share price at start	$1.60 (est)

▪	3/16/15 Achieve $25MM Adjusted EBITDA 2014

▪	3/18/15 (closing share price – two days after announcing results)	$9.00 (ex)

▪	Number of shares outstanding at 5/11/12	23,752,816

▪	Value created ($9.00 - $1.60 x shares) (thousands)	$175,771

▪	2.5% bonus pool of value created (thousands)	$4,394

▪	Bonus pool to be split among Participants

Calculation of Awards and Other Terms and Conditions:

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Award pool will be calculated effective at the market close on the second trading day after public announcement of year-end financial results (after completion of the audited financial statements), upon attaining  the targeted Adjusted EBITDA (as defined in the Company’s then current credit agreements).

•	Awards may be paid in cash and/or equity (restricted stock) in the sole discretion of the Compensation Committee.

•	Award is dependent on the Company being in compliance (including via a waiver) with all applicable loan agreements, as such may be amended.

•	The Compensation Committee shall review and approve, in its sole discretion, individual awards under the Plan promptly after the award pool is established, as described above.

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Equity awards may be subject to additional conditions or vesting requirements, including continued periods of service beyond the performance period, in the sole discretion of the Compensation Committee.

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All equity awards made under this Plan shall be valued for such purpose at the closing price on the trading day prior to the payment date and issued under the Primo Water Corporation 2010 Omnibus Long-Term Incentive Plan (or any successor plan) (the “Omnibus Plan”).

Separation of Employment:

•	A Participant who leaves the Company voluntarily, is dismissed for Cause (as defined in the Omnibus Plan), or is terminated by the Company shall forfeit all rights to his/her current-year award.

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A participant who separates employment because of death, Disability, retirement or Change in Control (Disability and Change in Control have the same meanings as in the Omnibus Plan) shall remain eligible for a current-year award.  In the event of a participant’s termination in connection with a Change in Control or retirement from the Company prior to the end of a fiscal year, the Compensation Committee shall have discretion to award the participant a full or pro-rata share of his or her current-year award based on the Company’s progress toward the applicable Adjusted EBITDA target at the time of such termination or retirement.  In the case of a participant’s death, any payments shall be made to the participant’s estate.

o	Upon any separation as described above, any and all awards for the current year shall be at the sole discretion of the Compensation Committee.

Eligibility

•	It is anticipated that all executive officers and all other officers at or above the level of Vice President (“Participants”) shall be eligible to participate in the Plan.

•	The Board may add or remove employees in the Plan at any time without prior notice.

General Requirements:

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Nothing contained in this Plan shall give any employee the right to be retained in the employment of the Company or effect the right of the Company to relocate, change positions, or dismiss any employee.

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The Compensation Committee reserves the right, in its sole discretion, to make adjustments to the Plan or to individual awards when it believes the integrity, purpose and fairness of the Plan would be better served.  Any decisions of the Board shall be conclusive and binding on all parties.

•	It is intended that the Plan be ongoing, however, it may be necessary for the Board to amend or terminate the Plan at any time without prior notification.

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This Plan will be in effect starting January 1, 2012 and will terminate upon the earlier of (i) any payout based on the Company’s achieving $25MM or more in Adjusted EBITDA for fiscal 2014, or (ii) a final determination that the Company has not achieved at least $25MM in Adjusted EBITDA for fiscal 2014.

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To the extent the Company is subject to any tax deduction limits under Section 162(m) of the Internal Revenue Code, this Plan is intended to comply with the “performance-based compensation” requirements of Section 162(m) and will be administered and interpreted accordingly.

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To the extent applicable, this Plan shall be interpreted in accordance with Section 409A.  Notwithstanding any provision of this Plan to the contrary, in the event that the Company determines in good faith that any compensation or benefits payable under this Plan may not be either exempt from or compliant with Section 409A, the Company shall adopt such amendments to this Plan or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate (i) to preserve the intended tax treatment of the compensation and benefits payable hereunder, to preserve the economic benefits of such compensation and benefits, and/or to avoid less favorable accounting or tax consequences for the Company and/or (ii) to exempt the compensation and benefits payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this provision does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so.

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The Company shall have the authority, duty, and power to withhold from any award under this Plan the amount of any applicable federal, state, and local tax required to be withheld by the Company pursuant to any applicable laws or regulations.

Signature:	/s/ Mark Castaneda	Date:	May 9, 2012